                                                                    EXHIBIT 99.1

                         COMMON STOCK PURCHASE AGREEMENT



                          DATED AS OF DECEMBER 4, 2001



                                 BY AND BETWEEN



                         PACIFICARE HEALTH SYSTEMS, INC.



                                       AND



               ACQUA WELLINGTON NORTH AMERICAN EQUITIES FUND, LTD.
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                                Table of Contents

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ARTICLE I Definitions.............................................................................................1

         Section 1.1       Definitions............................................................................1

ARTICLE II Purchase and Sale of Common Stock......................................................................6

         Section 2.1       Purchase and Sale of Stock.............................................................6
         Section 2.2       The Shares.............................................................................6
         Section 2.3       Purchase Price and Closing.............................................................6
         Section 2.4       Opinion of Counsel, Secretary's Certificate and Closing Certificate....................6

ARTICLE III Representations and Warranties........................................................................6

         Section 3.1       Representations and Warranties of the Company..........................................6
         Section 3.2       Representations and Warranties of the Purchaser.......................................13

ARTICLE IV Covenants.............................................................................................15

         Section 4.1       Securities Compliance.................................................................15
         Section 4.2       Registration and Listing..............................................................15
         Section 4.3       Registration Procedures...............................................................15
         Section 4.4       Piggyback Registration................................................................16
         Section 4.5       Stop Orders...........................................................................18
         Section 4.6       Transfer of Shares After Registration; Suspension.....................................18
         Section 4.7       Selling Restriction...................................................................20
         Section 4.8       Non-Public Information................................................................20
         Section 4.9       Information Available.................................................................21
         Section 4.10      Disclosure of Draw Down Notice........................................................21
         Section 4.11      Compliance with Laws..................................................................21
         Section 4.12      Keeping of Records and Books of Account...............................................22
         Section 4.13      Limitations on Holdings and Issuances.................................................22
         Section 4.14      Other Agreements and Other Financings.................................................22
         Section 4.15      Comfort Letters and SAS No. 71 Letters................................................22
         Section 4.16      Transfer Agent Instructions.  ........................................................23

ARTICLE V Conditions to Draw Downs...............................................................................23

         Section 5.1       Conditions Precedent to the Company's Obligation to Sell the Shares...................23
         Section 5.2       Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and
                           Purchase the Shares...................................................................24

ARTICLE VI Draw Down Terms.......................................................................................26

         Section 6.1       Draw Down Terms.......................................................................26
         Section 6.2       Aggregate Limit.......................................................................28
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                                Table of Contents
                                   (continued)

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ARTICLE VII Termination..........................................................................................28

         Section 7.1       Term; Termination by Mutual Consent...................................................28
         Section 7.2       Effect of Termination.................................................................28

ARTICLE VIII Indemnification.....................................................................................29

         Section 8.1       General Indemnity.....................................................................29
         Section 8.2       Indemnification Procedures............................................................30

ARTICLE IX Miscellaneous.........................................................................................31

         Section 9.1       Fees and Expenses.....................................................................31
         Section 9.2       Specific Enforcement, Consent to Jurisdiction.........................................32
         Section 9.3       Entire Agreement; Amendment...........................................................32
         Section 9.4       Notices...............................................................................32
         Section 9.5       Waivers...............................................................................33
         Section 9.6       Headings..............................................................................33
         Section 9.7       Successors and Assigns................................................................34
         Section 9.8       Governing Law.........................................................................34
         Section 9.9       Survival..............................................................................34
         Section 9.10      Counterparts..........................................................................34
         Section 9.11      Publicity.............................................................................34
         Section 9.12      Severability..........................................................................34
         Section 9.13      Further Assurances....................................................................35
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                                       ii

                         COMMON STOCK PURCHASE AGREEMENT

         This COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), is dated as of December 4, 2001 by and between PacifiCare Health Systems, Inc., a Delaware corporation (the "Company") and Acqua Wellington North American Equities Fund, Ltd., an international business company incorporated under the laws of the Commonwealth of The Bahamas (the "Purchaser").

         The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1       Definitions.

                  (a) "Aggregate Limit" shall have the meaning assigned to such term in Section 2.1 hereof.

                  (b) "Alternate Market" shall mean the Nasdaq Small Cap Market, the American Stock Exchange, the New York Stock Exchange or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock.

                  (c) "Articles" shall have the meaning assigned to such term in
Section 3.1(c) hereof.

                  (d) "Broker-Dealer" shall have the meaning assigned to such term in Section 8.1(a) hereof.

                  (e) "Bylaws" shall have the meaning assigned to such term in
Section 3.1(c) hereof.

                  (f) "Closing" shall have the meaning assigned to such term in
Section 2.3 hereof.

                  (g) "Closing Date" shall have the meaning assigned to such term in Section 2.3 hereof.

                  (h) "Comfort Letter" shall mean a letter from a "Big Five" independent public accounting firm, in form and substance satisfactory to the Purchaser, addressed to the Purchaser and dated as of the effective date of the Registration Statement or the filing date of any Current Report on Form 8-K incorporated by reference into the Registration Statement, if such report contains substantial financial information, (i) confirming that they are independent auditors with the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the effective date of the Registration Statement or filing date, as applicable, the conclusions and findings of such firm with respect to the audited and unaudited financial statements and footnotes thereto included in the Registration Statement or incorporated by reference therein, and the financial information included in the Registration Statement or incorporated by reference therein that can be verified by comparison to the audited or unaudited financial statements of the Company, or, if applicable, the financial information contained in any Current Report on Form 8-K filed after the effective date of the Registration Statement and incorporated by reference into the Registration Statement.

                  (i) "Commission" shall mean the Securities and Exchange Commission or any successor entity.

                  (j) "Commission Documents" shall mean all reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, on or after January 1, 2001 and which shall be filed by the Company in the future during the Investment Period, including, without limitation the Annual Report on Form 10-K filed by the Company for the year ended December 31, 2000, the Quarterly Reports on Form 10-Q filed by the Company for the quarterly periods ended March 31, 2001, June 30, 2001, and September 30, 2001, and all Current Reports on Form 8-K filed by the Company after December 31, 2000 and shall include all information contained in such filings and all filings incorporated by reference therein.

                  (k) "Common Stock" means the Company's common stock, $.01 par value per share.

                  (l) "DTC" shall have the meaning assigned to such term in
Section 6.1(k).

                  (m) "DWAC" shall have the meaning assigned to such term in
Section 6.1(k).

                  (n) "Draw Down" means the transactions contemplated under
Section 6.1 of this Agreement.

                  (o) "Draw Down Amount" means the actual amount of proceeds received by the Company by a Draw Down under this Agreement.

                  (p) "Draw Down Amount Requested" shall mean the amount of a Draw Down requested by the Company in its Draw Down Notice as provided in
Section 6.1(i) hereof.

                  (q) "Draw Down Discount Price" shall have the meaning assigned to such term in Section 6.1(b) hereof.

                  (r) "Draw Down Exercise Date" shall have the meaning assigned to such term in Section 6.1(a) hereof.

                  (s) "Draw Down Notice" shall mean a notice sent by the Company to exercise a Draw Down as provided in Section 6.1(i) hereof.

                  (t) "Draw Down Pricing Period" shall mean a period of eighteen
(18) consecutive Trading Days commencing on the first Trading Day designated as the start date of such draw down pricing period in the Draw Down Notice.

                  (u) "Environmental Laws" shall have the meaning assigned to such term in Section 3.1(r) hereof.

                  (v) "ERISA Affiliate" shall have the meaning assigned to such term in Section 3.1(y) hereof.

                  (w) "Event Period" shall have the meaning assigned to such term in Section 7.2 hereof.

                  (x) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  (y) "GAAP" shall mean generally accepted accounting principles in the United States of America as applied by the Company.

                  (z) "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state, local or foreign.

                  (aa) "Governmental Order" means any order, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  (bb) "Indebtedness" shall have the meaning assigned to such term in Section 3.1(k) hereof.

                  (cc) "Investment Period" shall have the meaning assigned to such term in Section 7.1 hereof.

                  (dd) "knowledge," as used with respect to the Company, shall mean the actual knowledge of the Company's senior executive officers, Howard G. Phanstiel, Bary G. Bailey, Joseph S. Konowiecki, Bradford A. Bowlus and Gregory
W. Scott without any independent investigation.

                  (ee) "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or rule of common law, including, without limitation, the federal anti kickback statute, the Stark law, the federal False Claims Act and state law prohibiting kickbacks or certain referrals.

                  (ff) "Material Adverse Effect" shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect; provided, however, the following shall not be taken into account in determining a "Material Adverse

Effect" (1) any material adverse change in the political, financial or economic conditions of the United States, (2) a general banking moratorium has been declared by federal authorities (3) any adverse change, event, effect, occurrence, state of fact or development that is directly attributable to conditions affecting health maintenance organizations or health care insurers generally unless such conditions adversely affect the Company in a materially disproportionate manner, (4) any event, violation, inaccuracy, circumstance or other matter resulting from or relating to the Company's compliance with the terms of this Agreement or the taking by the Company of any action in compliance with the terms of this Agreement and (5) failure by the Company to meet analyst earnings estimates of the Company's earnings or the Company's earnings guidance in any fiscal quarter.

                  (gg) "Material Agreements" shall have the meaning assigned to such term in Section 3.1(s) hereof.

                  (hh) "Material Change in Ownership" shall be deemed to occur under this Agreement when any person or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or comparable successor provision (excluding any employee benefit plan or related trust, sponsored or maintained by the Company or any subsidiary of the Company or other entity controlled by the Company) acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) directly or indirectly of forty-five percent (45%) of the voting power of the Company.

                  (ii) "Nasdaq" means the NASDAQ National Market or any successor thereto.

                  (jj) "Other Financing" shall have the meaning assigned to such term in Section 4.14(b) hereof.

                  (kk) "Other Financing Notice" shall have the meaning assigned to such term in Section 4.14(b) hereof.

                  (ll) "Permitted Transaction" shall have the meaning assigned to such term in Section 4.14(b) hereof.

                  (mm) "Placement Agent" shall mean Reedland Capital Partners, an Institutional Division of Financial West Group, Member, NASD/SIPC/MSRB.

                  (nn) "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by any supplement to the Prospectus filed with the Commission pursuant to Rule 424(b) promulgated under Securities Act, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act, and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as amended, as supplemented by the addition of the Rule 430A information contained in the Prospectus filed with the Commission pursuant to Rule 424(b).

                  (oo) "Registration Statement" shall mean the registration statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to Section 4.3 hereof for the registration of the Shares, as such Registration Statement may be amended from time to time.

                  (pp) "Rights Agreement" shall mean that certain Rights Agreement dated as of November 19, 1999 between the Company and ChaseMellon Shareholder Services, L.L.C.

                  (qq) "SAS No. 71 Letter" shall mean the SAS No. 71 letter provided by a "Big Five" independent public accounting firm with respect to the Company's quarterly financial statements delivered to the Company.

                  (rr) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  (ss) "Settlement Date" shall have the meaning assigned to such term in Section 6.1(d) hereof.

                  (tt) "Shares" shall mean the shares of Common Stock of the Company issuable to the Purchaser upon exercise of any Draw Down.

                  (uu) "Suspension" shall have the meaning assigned to such term in Section 4.6(c) hereof.

                  (vv) "Suspension Notice" shall have the meaning assigned to such term in Section 4.6(c) hereof.

                  (ww) "Threshold Price" is the lowest price at which the Company may set in the Draw Down Notice to sell Shares during each Draw Down Pricing Period (not taking into account the Draw Down Discount Price during such Draw Down Pricing Period); provided, however, that at no time shall the Threshold Price be set below eleven dollars ($11.00) (as adjusted for stock splits, reverse stock splits, recapitalizations and the like) per share.

                  (xx) "Trading Day" shall mean a trading day on the Nasdaq.

                  (yy) "Truncate Notice" shall have the meaning assigned to such term in Section 6.1(l) hereof.

                  (zz) "Truncated Draw Down Allocation Amount" shall mean the portion of the Draw Down Amount Requested that is allocated to the purchase of Shares in accordance with Section 6.1 hereof for each Trading Day in a reduced Draw Down Pricing Period (as provided in Section 6.1(l) hereof) that the VWAP equals or exceeds the Threshold Price in accordance with clauses (h) and (l) of
Section 6.1 hereof.

                  (aaa) "Truncated Pricing Period" shall have the meaning assigned to such term in Section 6.1(l) hereof.

                  (bbb) "VWAP" shall mean the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m. (New York time)) of the Company on Nasdaq or an Alternate Market as reported by Bloomberg Financial LP using the AQR function.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

         Section 2.1 Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company during the Investment Period up to a maximum of $150,000,000 of Common Stock (the "Aggregate Limit") through up to fifteen (15) monthly Draw Downs during the Investment Period as provided in Section 6.1 hereof. The aggregate dollar amount of all Draw Down Amounts pursuant to the terms and conditions of this Agreement shall not exceed the Aggregate Limit. In no event shall the total number of shares of Common Stock purchased under this Agreement exceed 6,872,792.

         Section 2.2 The Shares. The Company has authorized and has reserved and covenants to continue to reserve, subject to Section 4.11(a) hereof, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs.

         Section 2.3 Purchase Price and Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase, that number of the Shares to be issued in connection with each Draw Down in accordance with the terms and conditions of this Agreement. The closing under this Agreement shall take place at the offices of Latham & Watkins, 505 Montgomery St., Suite 1900, San Francisco, California 94111 (the "Closing") at 10:00 a.m. (San Francisco time) on (i) December 4, 2001, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

         Section 2.4 Opinion of Counsel, Secretary's Certificate and Closing Certificate. At the Closing, the Purchaser shall have received (i) opinions of counsels to the Company, dated the date of Closing, covering customary matters,
(ii) a Secretary's Certificate from the Company, dated the date of Closing, covering customary matters, and (iii) a Closing Certificate, dated the Closing Date, covering customary matters.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

                  (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of

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the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect.

                  (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity may be limited under applicable Law and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

                  (c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the date hereof are set forth on Schedule 3.1(c) attached hereto. All of the outstanding shares of Common Stock have been duly and validly authorized, and are fully paid and nonassessable. Except as set forth on Schedule 3.1(c) attached hereto, as of the date hereof, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth on Schedule 3.1(c) attached hereto, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth on
Schedule 3.1(c) attached hereto, as of the date hereof, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 3.1(c) attached hereto, as of the date hereof, the Company is not a party to any agreement granting registration rights to any person with respect to any of its securities. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

                  (d) Issuance of Shares. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

                  (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any Law (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases (other than violations of federal of state securities laws and regulations), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations, warranties and agreements of the Purchaser herein). The Company is not required under any Law to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares to the Purchaser in accordance with the terms hereof (other than any filings which may be required to be made by the Company under federal or state securities laws and the filing of the Registration Statement as contemplated by Section 4.3 of this Agreement and the Registration Statement's being declared effective by the Commission); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations, warranties and agreements of the Purchaser herein.

                  (f) Commission Documents, Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and as of the date hereof the Company has timely filed all Commission Documents. The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 2000 and prior to the date hereof. The Company has not provided to the Purchaser any information which, according to applicable Law, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and as of their respective dates, such Commission Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as any such misstatements or omissions were corrected through subsequent disclosures in Commission Documents or disclosed publicly. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (g) Subsidiaries. Schedule 3.1(g) attached hereto sets forth each subsidiary of the Company as of the date hereof, showing the jurisdiction of its incorporation or organization and showing the percentage of the Company's ownership of the outstanding stock or other interests of such subsidiary. Each subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.

                  (h) No Material Adverse Effect or Material Change in Ownership. Since September 30, 2001, the Company has not experienced or suffered any Material Adverse Effect or Material Change in Ownership.

                  (i) No Undisclosed Liabilities. Except as disclosed in the Commission Documents or on Schedule 3.1(i) attached hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company (including the notes thereto) in conformity with GAAP that are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since September 30, 2001, and which, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect.

                  (j) Indebtedness. The Commission Documents as of September 30, 2001, set forth all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments as of September 30, 2001. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and
(c) the present value of any lease payments in excess of $1,000,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

                  (k) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or on Schedule 3.1(k) attached hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets and which, if determined adversely to the Company or its subsidiary, would reasonably be expected to have a Material Adverse Effect.

                  (l) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in all material respects in accordance with all applicable Laws, except as set forth in the Commission Documents or on Schedule 3.1(l) attached hereto, and except as, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except where the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect.

                  (m) Certain Fees. Except for the placement fee paid by the Company to the Placement Agent, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

                  (n) Disclosure. Neither this Agreement or the Schedules hereto, taken as a whole, contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                  (o) Operation of Business. The Company or one or more of its subsidiaries owns or controls all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the Commission Documents or on Schedule 3.1(o) attached hereto, and all rights with respect to the foregoing, which are reasonably necessary for the conduct of its business as now conducted without any conflict with the rights of others, except to the extent set forth in the Commission Documents and except to the extent that any such conflict would not reasonably be expected to have a Material Adverse Effect.

                  (p) Environmental Compliance. Except as disclosed in the Commission Documents or on Schedule 3.1(p) attached hereto, the Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, Governmental Orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws, except for any approvals, authorization, certificates, consents, licenses, Governmental Orders and permits or other similar authorizations the failure of which to obtain does not or would not reasonably be expected to have a Material Adverse Effect. "Environmental Laws" shall mean all applicable Laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or could reasonably be expected to violate any Environmental Law after the Closing or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

                  (q) Material Agreements. Except as set forth in the Commission Documents or on Schedule 3.1(q) attached hereto, neither the Company nor any subsidiary of the Company is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act or an annual report on Form 10-K (collectively, "Material Agreements"). The Company and each of its subsidiaries (i) has performed all the obligations required to be performed by them to date under the Material Agreements, except where such non-performance would not reasonably be expected to have a Material Adverse Effect, (ii) to its knowledge have received no notice of default by the Company thereunder and (iii) are not in default under any Material Agreement now in effect.

                  (r) Transactions with Affiliates. Except as set forth in the Commission Documents or on Schedule 3.1(r) attached hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $60,000 between (a) the Company or any subsidiary, on the one hand, and (b) on the other hand, any executive officer or director of the Company, or any person who would be covered by Item 404(a) of Regulation S-K or any corporation or other entity controlled by such executive officer, director or person.

                  (s) Securities Act. The Company has complied in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder, subject to the timely filing with the Commission of a Form D under Regulation D of the Securities Act.

                           (i) Each Prospectus included as part of the
Registration Statement to be filed pursuant to Section 4.3 or as part of any amendment or supplement thereto, or to be filed pursuant to Rule 424 under the Securities Act, will comply when so filed as to form in all material respects with the provisions of the Securities Act.

                           (ii) The Company meets the requirements for the use
of Form S-3 under the Securities Act. The Registration Statement in the form in which it will become effective, and also in such form as the Registration Statement may be further amended or supplemented from time to time, and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, will comply as to form in all material respects with the provisions of the Securities Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were and are made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein.

                           (iii) Other than the Commission Documents, the
Company has not distributed and, prior to the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

                  (t) No Manipulation of Stock. The Company has not taken and will not, in violation of applicable Law, take, any action designed to or that would reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (u) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (v) ERISA. Neither the Company nor any ERISA Affiliate (as defined below) has ever sponsored, maintained, contributed to or been obligated to contribute to a Plan (as defined below) subject to Title IV of ERISA or
Section 412 of the Code. The Company and each ERISA Affiliate, with respect to each Plan is, and each such Plan is, in compliance in all material respects with ERISA, the Code, and any other applicable legal requirements. Neither the Company nor any ERISA Affiliate nor, to the Company's knowledge, any fiduciary of any Plan which covers or has covered employees or former employees of the Company or any ERISA Affiliate has engaged in any transaction in violation of ERISA Sections 404 or 406 or any "prohibited transaction," as defined in Code Section 4975(c)(1), or has otherwise violated in any material respect any of the provisions of ERISA. As used in this Section 3.1(y) the term "ERISA Affiliate" shall mean any other person that, together with the Company, would be treated as a single employer under Code Section 414(b) or (c), and solely for the purposes of potential liability under ERISA Section 302(c)(ii) and Code
Section 412(c)(ii) and the lien created under ERISA Section 302(f) and Code
Section 412(n), under Code Section 414(m) or (o). As used in this Section 3.1(v) the term "Plan" shall mean an "employee pension benefit plan" as defined in
Section 3(3) of ERISA that is, or at any time was, sponsored, maintained, or contributed to by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate has ever been obligated to contribute.

                  (w) Acknowledgment Regarding Purchaser's Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares.

         Section 3.2 Representations and Warranties of the Purchaser.The Purchaser hereby makes the following representations and warranties to the
Company:

                  (a) Organization and Standing of the Purchaser. The Purchaser is an international business company duly incorporated, validly existing and in good standing under the laws of the Commonwealth of The Bahamas.

                  (b) Authorization and Power. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser, its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or by which the Purchaser is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any Law, or any Governmental Order applicable to the Purchaser or its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the representations, warranties and agreements of the Company herein.

                  (d) Accredited Investor. The Purchaser represents and warrants to the Company that: (i) the Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act, and the Purchaser is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the Shares for its own account for investment only and with no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares;
(iii) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) the Purchaser has, in connection with its decision to purchase the Shares, relied only upon the Commission Documents and Company press releases provided to the Purchaser by the Company in contemplation of this offering and the representations and warranties of the Company contained herein. The Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. Purchaser will satisfy the prospectus delivery obligations in connection with any sale or disposition of the Shares.

                  (e) Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

                  (f) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Purchaser, threatened against the Purchaser which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto.

                  (g) No Manipulation of Stock. The Purchaser has not taken and will not, in violation of applicable Law, take, any action designed to or that would reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                                   ARTICLE IV

                                    COVENANTS

         The Company covenants with the Purchaser, and the Purchaser covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period.

         Section 4.1 Securities Compliance. The Company shall notify the Commission and Nasdaq, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required by applicable Law, for the legal and valid issuance of the Shares to the Purchaser.

         Section 4.2 Registration and Listing. The Company will take all action necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock and the listing of the Shares purchased by Purchaser hereunder on Nasdaq or any Alternate Market, if applicable, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq or any Alternate Market.

         Section 4.3       Registration Procedures.  The Company shall:

                  (a) prepare and file with the Commission as expeditiously as possible, but in no event later than ten (10) days after the Closing Date, the Registration Statement for a number of shares of Common Stock having a proposed maximum offering price of $150,000,000 to enable the resale of the Shares by the Purchaser from time to time through the automated quotation system of the Nasdaq Stock Market or in privately-negotiated transactions;

                  (b) use its reasonable efforts to cause the Registration Statement to become effective as expeditiously as possible, but in no event later than ninety (90) days after the Registration Statement is filed by the Company;

                  (c) use its reasonable efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective until the earlier of (i) two (2) years after the expiration of the Investment Period, (ii) the date on which the Purchaser may sell all Shares then held by the Purchaser without restriction by the volume limitations of Rule 144(e) of the Securities Act, or
(iii) such time as all Shares which the Company may sell to the Purchaser pursuant to this Agreement have been sold by the Purchaser pursuant to a registration statement and the Purchaser is no longer required to deliver a prospectus with respect to such Shares;

                  (d) furnish to the Purchaser with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement and Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser, provided, however, that the obligation of the Company to deliver copies of Prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses;

                  (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser, provided, however, that the Company shall not be required to qualify as a foreign corporation or as dealer in securities or to do business or consent to service of process or subject itself to taxation in any jurisdiction in which it is not now so qualified or has not so consented;

                  (f) with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the date on which the Company is not required to keep the Registration Statement current and effective with respect to the Purchaser's Shares, as specified in paragraph (c) above; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act, and furnish to the Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the Commission that permits the selling of any such Shares without registration; and

                  (g) bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (a) through
(f) of this Section 4.3 and the registration of the Shares pursuant to the Registration Statement.

         Section 4.4 Piggyback Registration.

                  (a) The Company shall use its reasonable efforts to notify the Purchaser in writing at least twenty (20) days before filing any registration statement under the Securities Act for purposes of effecting an underwritten public offering by the Company solely of Common Stock (excluding registration statements relating to any employee benefit plan or a corporate merger, acquisition or reorganization, or any Form S-3 or similar shelf registration statements relating to the non-underwritten offer and sale of securities for the account of persons or entities other than the Company) and will afford the Purchaser an opportunity to include in such registration statement all or any part of the Shares then held by the Purchaser. If the Purchaser desires to include in any such registration statement all or any part of the Shares held by the Purchaser, the Purchaser shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Shares the Purchaser wishes to include in such registration statement. If the Purchaser decides not to include all of its Shares in any such registration statement filed by the Company, the Purchaser shall nevertheless continue to have the right to include any Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to underwritten public offerings solely of its Common Stock, all upon the terms and conditions set forth in this Section 4.4. The Purchaser's rights to include any Shares in any offering under this Section are subject in all events to the ability of the managing underwriter for such offering to exclude some or all of the Shares requested to be registered on the basis of a good faith determination that inclusion of such securities might adversely affect the success of the offering or otherwise adversely affect the Company. Any such exclusion shall be pro rata among all holders of Common Stock having contractual registration rights who have requested to sell Common Stock in such registration according to the total amount of shares such holders have requested to have included therein and are entitled to have included therein or in such other proportions as may be mutually agreed to by such holders, but in no event shall any shares being sold by a stockholder exercising a demand registration right be excluded from such offering.

                  (b) If a registration statement under which the Company gives notice under this Section is for an underwritten offering, then the Company shall so advise the Purchaser. In such event, the right of any of the Purchaser's Shares to be included in a registration pursuant to this Section shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of the Purchaser's Shares in the underwriting to the extent provided herein. If the Purchaser desires to distribute its Shares through such underwriting, it shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting and shall furnish such information and documents as the Company or the managing underwriter or underwriters may reasonably request. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude Shares from the registration and the underwriting in the manner described in Section 4.4(a) above. If the Purchaser disapproves of the term of any such underwriting, the Purchaser may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration and such withdrawn registration shall count against the number of registrations to which the Purchaser is entitled pursuant to Section 4.4(d).

                  (c) The Purchaser shall be responsible for its pro rata share of registration fees and underwriters' and brokers' discounts and commissions relating to any Shares included in such registration and for the fees and expenses of counsel to the Purchaser. Other registration expenses (such as legal and accounting fees of counsel to the Company, printing fees, road show expenses, and the like) shall be borne by the Company.

                  (d) The piggyback registration rights granted to the Purchaser under this Section 4.4: (i) shall apply to the first three registrations filed by the Company after the Closing, (ii) shall in no event be available to the Purchaser after such time as the Registration Statement is declared effective, except that such rights shall be available during a Suspension, and (iii) shall terminate at such time as the Company is no longer obligated to keep the Registration Statement current and effective with respect to Purchaser's Shares, as specified in Section 4.3(c).

         Section 4.5 Stop Orders. The Company will advise the Purchaser promptly and, if requested by the Purchaser, will confirm such advice in writing: (i) of the Company's receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prospectus or for additional information; (ii) of the Company's receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Registration Statement (as then amended or supplemented) to comply with the Securities Act. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or notify the Company of the suspension of qualification of the Shares for offering or sale in any jurisdiction, the Company will make commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible time.

         Section 4.6 Transfer of Shares After Registration; Suspension.

                  (a) Purchaser agrees that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 4.3 and as described below, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

                  (b) Except in the event that paragraph (c) below applies, the Company shall: (i) prepare and file from time to time with the Commission a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) provide the Purchaser copies of any documents filed pursuant to Section 4.6(b)(i); and (iii) inform the Purchaser that the Company has complied with its obligations in Section 4.6(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 4.6(b)(i) hereof when the amendment has become effective).

                  (c) Subject to paragraph (d) below, in the event: (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall immediately deliver a certificate in writing to the Purchaser (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Purchaser's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable but no later than twenty (20) ) business days after delivery of a Suspension Notice to the Purchaser. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Purchaser, the Purchaser shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 4.6(c). In the event that the Company delivers a Suspension Notice and has not yet delivered a Truncate Notice, such Suspension Notice shall also be deemed be a Truncate Notice pursuant to Section 6.1(l) hereof.

                  (d) Notwithstanding the foregoing paragraphs of this Section 4.6, the Purchaser shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions, each of not more than twenty (20) days, in any twelve month period, unless, in the good faith judgment of the Company's Board of Directors, upon advice of counsel, the sale of Shares under the Registration Statement in reliance on this paragraph 4.6(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability to the Company.

                  (e) Provided that a Suspension is not then in effect the Purchaser may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefore, the Company has agreed to provide a reasonable number of current Prospectuses to the Purchaser and to supply a reasonable number of copies to any other parties requiring such Prospectuses.

         Section 4.7 Selling Restriction. Purchaser has the right to sell shares of the Stock during the Investment Period, subject to compliance with this
Section 4.7. The Purchaser covenants that prior to and during the term of the Investment Period, neither the Purchaser nor any affiliates of the Purchaser nor any entity managed by the Purchaser or its affiliates will sell shares of the Company's Common Stock other than shares of Common Stock that the Purchaser (or the respective affiliate or managed entity) owns in a long position at the time of the sale, or if the Purchaser has sold all shares of Common Stock that Purchaser (or the respective affiliate or managed entity) owns in a long position, then Purchaser shall have the right to sell any shares that the Purchaser is deemed to own in a long position. For purposes of this Section, the Purchaser (or the respective affiliate or managed entity) shall be deemed to own in a long position only those Shares that the Purchaser is obligated to purchase under a pending Draw Down Notice, determined as of the proposed sale date for such Shares based upon the number of Shares that Purchaser would be obligated to purchase pursuant to Section 6.1 of this Agreement for each Trading Day in the applicable Draw Down Pricing Period that has occurred prior to, but exclusive of the proposed sale date. Except for the sale of Shares deemed to be owned in a long position, Purchaser shall not enter into a short position with respect to the Common Stock in any account owned by Purchaser, any affiliate of Purchaser or any entity managed by the Purchaser or its affiliate. On a daily Trading Day basis, the Purchaser agrees to restrict the volume of sales of Shares by the Purchaser, its affiliates and any entity managed by the Purchaser to no more than twenty five percent (25%) of the total trading volume of the Common Stock, as reported on Bloomberg Financial LP using HP function, for such Trading Day. The Purchaser further covenants that prior to and during the term of the Investment Period, the Purchaser, all of its affiliates and every entity managed by the Purchaser or its affiliates shall not enter into any block transactions in Common Stock (including block transactions involving options) to purchase or acquire rights to dispose of, and securities convertible into, or exchangeable for, or warrants to purchase, shares of Common Stock). The Purchaser further covenants that prior to and during the term of the Investment Period, the Purchaser, all of its affiliates and every entity managed by the Purchaser or its affiliates shall not engage in any derivative transaction in respect of the Common Stock, including without limitation, any grant of any option or warrants to purchase or to dispose of for value any shares of Common Stock, or any securities convertible into, or exchangeable for any shares of Common Stock , or any swap, futures contract or other derivative agreement that transfers, in whole or in part, the economic risk of ownership of Common Stock or the trading in any options, futures contracts or other derivative instruments in respect of the Common Stock or any securities convertible into or exchangeable for any shares of Common Stock, in each case whether settled in securities or in cash.

         Section 4.8 Non-Public Information. Neither the Company nor any of its directors, officers or agents shall disclose any material non-public information about the Company to the Purchaser, except that the Company may disclose the fact there is material non-public information that is causing the Company to give a Suspension Notice without disclosing the information itself.

         Section 4.9 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

                  (a) as soon as practicable after it is available, one copy of
(i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

                  (b) upon the reasonable request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 4.9 as filed with the Commission and all other information that is made available to stockholders;

                  (c) upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with the Purchaser conducting an investigation for the purpose of reducing or eliminating the Purchaser's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Purchaser until and unless the Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

         Section 4.10 Disclosure of Draw Down Notice.The Company shall not disclose any Draw Down Notice or any information contained in any Draw Down Notice (other than to its legal advisors) unless such disclosure is required by applicable Law; provided that the Company shall notify the Purchaser if such disclosure during the Draw Down Pricing Period is required by Law.

         Section 4.11 Compliance with Laws.

                  (a) The Company will not be obligated to issue and the Purchaser will not be obligated to purchase any shares of the Company's Common Stock which would result in the issuance under this Agreement of more than nineteen and nine-tenths percent (19.9%) of the issued and outstanding shares of the Company's Common Stock as of the date of this Agreement, unless such issuance has been permitted by Nasdaq or any Alternate Market without obtaining approval of the Company's stockholders.

                  (b) The Company and the Purchaser shall each comply with all applicable Laws and Governmental Orders in connection with this Agreement and the transactions contemplated hereby. Without limiting the foregoing, the Company and Purchaser shall comply with the requirements of the Securities Act and the Exchange Act including without limitation Rule 10b-5 and Regulation M, to the extent applicable, under the Exchange Act.

         Section 4.12 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         Section 4.13 Limitations on Holdings and Issuances. At no time during the term of this Agreement shall the Purchaser directly or indirectly beneficially own (as defined in the Rights Agreement) more than fourteen and nine-tenths percent (14.9%) of the issued and outstanding shares of Common Stock. The Company will not be obligated to issue and the Purchaser will not be obligated to purchase any shares of the Common Stock which would result in the issuance under this Agreement to Purchaser at any time of more than fourteen and nine-tenths percent (14.9%) of the issued and outstanding shares of the Common Stock.

         Section 4.14      Other Agreements and Other Financings.

                  (a) The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right to perform of the Company or any subsidiary under this Agreement or the Articles.

                  (b) If the Company enters into any definitive agreement with a third party, the principal purpose of which is to secure an Other Financing (as defined below) during any Draw Down Pricing Period, the Company shall notify the Purchaser in writing (the "Other Financing Notice") and the Purchaser shall purchase Shares of the Draw Down Amount Requested by the Company for such Draw Down Pricing Period at the lesser of (i) the Purchaser's price as provided in this Agreement and (ii) the third party's price, net of such third party's discount, if any, and fees (to the extent paid by the Company). As used herein, "Other Financing" shall mean any issuance of securities for the purpose of raising capital; provided, however, without limiting the foregoing, Other Financing shall not include the Company (i) entering into a loan, credit or lease facility with a bank, financing institution or other creditor (including any equity component thereof), (ii) establishing an employee equity incentive plan or agreement, employee stock purchase plan or a director equity plan, (iii) issuing shares of Common Stock in connection with the Company's current option and other equity incentive plans (as the same may be amended from time to time), stock purchase plans, 401(k) plans, deferred compensation plans, rights plans, currently outstanding warrants or options, or increasing the number of shares available under any such plans (the primary purpose of which is not to raise equity), (iv) issuing non-convertible debt securities; and (v) issuing shares of Common Stock and/or preferred stock in connection with the formation and maintenance of strategic partnerships, alliances or joint ventures, or the acquisition of products, licenses, other assets or entities (each a "Permitted Transaction").

         Section 4.15 Comfort Letters and SAS No. 71 Letters.

                  (a) The Company shall provide Purchaser with a Comfort Letter in respect of the Registration Statement.

                  (b) If the Company files a Form 8-K containing substantial financial information incorporated by reference into the Registration Statement, the Company shall provide Purchaser with a Comfort Letter with respect to such Form 8-K within 20 days after the filing of the Form 8-K.

                  (c) Within 45 days of the end of each of the Company's fiscal quarters, the Company shall, with the consent of its public accounting firm, deliver to Purchaser the SAS No. 71 Letter which the parties agree shall not contain a reliance paragraph.

         Section 4.16 Transfer Agent Instructions. Prior to the date of effectiveness of the Registration Statement, the Company shall send to the transfer agent a letter in the form attached hereto as Exhibit C instructing the transfer agent to automatically remove stop order instructions with respect to Shares sold by the Purchaser upon receipt from the Purchaser of a Certificate of Subsequent Sale in the form set forth on Exhibit C unless the Company notifies the transfer agent in writing prior to any transfer to stop transfer because the transfer would violate applicable Law.

                                    ARTICLE V

                            CONDITIONS TO DRAW DOWNS

         Section 5.1 Conditions Precedent to the Company's Obligation to Sell the Shares. The obligation of the Company to issue and sell Shares to the Purchaser pursuant to a Draw Down Notice is subject to the satisfaction or waiver, at or before the Closing and with respect to each Draw Down, at or before each Draw Down Exercise Date and Settlement Date, as applicable, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) Accuracy of the Purchaser's Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, the representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of each Draw Down Exercise Date and each Settlement Date as though made at that time.

                  (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing, each Draw Down Exercise Date and each Settlement Date, as applicable.

                  (c) No Injunction. No statute, regulation, Governmental Order, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened in writing, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         Section 5.2 Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Shares. The obligation hereunder of the Purchaser to accept a Draw Down grant and to acquire and pay for the Shares is subject to the satisfaction or waiver, as of each Draw Down Exercise Date and each Settlement Date, of each of the conditions set forth below. The conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion. If Purchaser waives one or more conditions precedent to issuance of any Draw Down Notice, then the Purchaser shall be precluded from asserting the same facts as a basis for the failure of the Company to satisfy a condition precedent to the settlement of such Draw Down or a subsequent Draw Down Notice.

                  (a) Accuracy of the Company's Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each Draw Down Exercise Date and each Settlement Date, as though made at that time, including, without limitation, under Section 3.1(h) hereof, subject to the update of the Disclosure Schedules delivered concurrent with the Draw Down Exercise Notice and subject to any further update of the Disclosure Schedules delivered one Trading Day prior to the Settlement Date.

                  (b) Registration Statement. The Company shall have a dollar amount of Shares registered under the Registration Statement which are in an amount equal to or in excess of the maximum dollar amount worth of Shares issuable pursuant to such Draw Down Notice. The Registration Statement shall have been declared effective by the Commission, there shall be no stop order suspending the effectiveness thereof, and no Suspension as described in Section 4.6(c) shall be in effect.

                  (c) No Suspension. Trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq (except for any suspension of trading of limited duration agreed to by the Purchaser, which suspension shall be terminated prior to each Draw Down Exercise Date and Settlement Date), and, at any time after the date of this Agreement (in the event there have been no prior Settlement Dates) or the Settlement Date related to the immediately preceding Draw Down, or at any time from the Draw Down Exercise Date through the Settlement Date, trading in securities generally as reported on Nasdaq shall not have been suspended, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities (other than the ongoing hostilities in Afghanistan existing as of the date of this Agreement) or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to issue the Shares.

                  (d) No Injunction. No statute, rule, regulation, Governmental Order, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction and remain in effect which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened in writing , which, in either case, is ongoing, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                  (f) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Draw Down Exercise Date and each Settlement Date, and shall have delivered the Compliance Certificate substantially in the form attached hereto as Exhibit A.

                  (g) Settlement of Prior Draw Downs. All prior Draw Downs shall have settled.

                  (h) Aggregate Limit. The Draw Down Amount Requested in the Draw Down Notice issued by the Company, when aggregated with the all prior Draw Down Amounts, shall not exceed the Aggregate Limit.

                  (i) Prospectus Supplement. A supplement to the Prospectus, in form and substance to be agreed upon by the parties, setting forth information regarding the Draw Down including, without limitation, the Draw Down Amount, the number of shares sold to the Purchaser in connection with the Draw Down, if not previously disclosed in a Commission Document, and any additional information required by the Commission's rules and regulations, shall have been filed with the Commission and sufficient copies thereof delivered to the Purchaser on the first Trading Day immediately following the end of the Draw Down Pricing Period.

                  (j) No Material Adverse Effect or Material Change in Control. Since the last Draw Down Notice, there shall have been no Company Material Adverse Effect or Material Change in Control.

                  (k) No Other Financing. Since the last Draw Down Notice, there shall have been no Other Financing which provides for (i) the issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock at a discount to the then current market price of the Common Stock, including, without limitation, an equity line of credit transaction, (ii) a mechanism for the reset of the purchase price of the Common Stock to below the then current market price of the Common Stock, or (iii) the issuance of Common Stock with warrants, which have an exercise price such that together with the price of the Common Stock would result in the issuance of shares of Common Stock at a per share price below the then current market price of the Common Stock.

                  (l) Comfort Letter. The Comfort Letter(s) in respect of the Registration Statement or any Form 8-K containing substantial financial information incorporated by reference into the Registration Statement shall have been delivered prior to the date of delivery of such Draw Down Notice, satisfactory in form and substance in the Purchaser, and shall not have been rescinded, and a SAS No. 71 Letter covering the Company's most recently completed fiscal quarter in respect of which the Company has its results of operations shall have been delivered prior to the date of delivery of such Draw Down Notice and shall not have been rescinded.

                                   ARTICLE VI

                                 DRAW DOWN TERMS

         Section 6.1 Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement, and subject to Section 6.2 below, the parties agree as follows:

                  (a) Beginning on the effective date of the Registration Statement, the Company may, in its sole discretion, issue a Draw Down Notice (as defined in Section 6.1(i) hereof) for a specified Draw Down Amount Requested (i) of up to $30,000,000 if the Threshold Price for the Draw Down Amount as set forth in such Draw Down Notice is equal to or greater than $15.00 and less than $17.00, (ii) increased by up to $3,000,000 incrementally for every $2.00 increase in the Threshold Price above $15.00 and up to and including $35.00, or
(iii) decreased by up to $3,000,000 incrementally for every $2.00 decrease in the Threshold Price below $15.00 and down to and including $11.00. The date the Company issues any Draw Down Notice in accordance with this Section 6.1 shall be a "Draw Down Exercise Date" for purposes of this Agreement.

                  (b) Subject to Section 6.1(h) below, the number of Shares to be issued by the Company to the Purchaser in connection with each Draw Down shall be equal to the sum of the quotients (for each Trading Day of the Draw Down Pricing Period for which the VWAP equals or exceeds the Threshold Price) of
(x) a fraction of the Draw Down Amount, the numerator of which is one (1) and the denominator of which equals the number of Trading Days during the Draw Down Pricing Period, divided by (y) the specified percentage of the VWAP set forth in
Section 6.1(j) hereof (the "Draw Down Discount Price") of the Common Stock. All fractional shares shall be rounded down to the nearest whole share.

                  (c) Only one Draw Down shall be allowed in each Draw Down Pricing Period.

                  (d) Each Draw Down shall be settled on the second Trading Day after the end of each Draw Down Pricing Period (the "Settlement Date").

                  (e) There shall be a minimum of five (5) Trading Days between the end of a Draw Down Pricing Period and the commencement of the next Draw Down Pricing Period.

                  (f) There shall be a maximum of fifteen (15) monthly Draw Downs during the Investment Period.

                  (g) Each Draw Down will automatically expire immediately after the last Trading Day of each Draw Down Pricing Period.

                  (h) If the VWAP on a given Trading Day in the Draw Down Pricing Period is less than the Threshold Price, then the total amount of the Draw Down Amount Requested will be reduced by a fraction, the numerator of which is one (1) and the denominator of which equals the number of Trading Days in the Draw Down Pricing Period and no Shares will be purchased or sold with respect to such Trading Day, except as provided below. The aggregate amount by which the Draw Down Amount Requested is reduced shall be referred to herein as the "Below Threshold Amount." At no time shall the Threshold Price be set below eleven dollars ($11.00) per share (as adjusted for stock splits, reverse stock splits, recapitalizations and the like). If trading in the Common Stock is suspended for any reason for three (3) hours or more in any Trading Day, the price of the Common Stock will be deemed to be below the Threshold Price for that Trading Day.

                  (i) As a condition to the exercise of any Draw Down, the Company must provide a notice to the Purchaser of the Company's exercise of any Draw Down via facsimile transmission before the first Trading Day of the Draw Down Pricing Period covered by such notice (the "Draw Down Notice"), substantially in the form attached hereto as Exhibit B. The Draw Down Notice shall specify the Draw Down Amount Requested, set the Threshold Price for such Draw Down and designate the first Trading Day of the Draw Down Pricing Period. If the Company wishes the date of the Draw Down Notice to be the first Trading Day of the Draw Down Pricing Period, such notice must be delivered to the Purchaser and such receipt confirmed, before 9:30 a.m. (New York time) on such Trading Day.

                  (j) With respect to any Draw Down, if the Threshold Price for the Draw Down Amount as set forth in the Draw Down Notice is equal to or greater than $15.00 and less than $17.00, the Draw Down Discount Price shall be 95.8% of the VWAP. For any Threshold Price for the Draw Down Amount as set forth in the Draw Down Notice at or above $17.00 and up to and including $35.00, the Draw Down Discount Price shall increase by 0.10% incrementally for every $2.00 increase in the Threshold Price above $15.00, up to a maximum Draw Down Discount Price of 96.8% of the VWAP. For any Threshold Price for the Draw Down Amount as set forth in the Draw Down Notice below $15.00 and down to and including $11.00, the Draw Down Discount Price shall decrease by 0.25% incrementally for every $2.00 decrease in the Threshold Price below $15.00, down to a minimum Draw Down Discount Price of 95.3% of the VWAP.

                  (k) On each Settlement Date, the Company shall instruct the Transfer Agent to deliver Shares purchased by the Purchaser to The Depositary Trust Company ("DTC") on the Purchaser's behalf via the Deposit Withdrawal Agent Commission system ("DWAC"), and upon receipt of the Shares, the Purchaser shall cause payment therefore to be made to the account designated by the Company by wire transfer of immediately available funds, provided that the Shares are received by the Purchaser no later than 1:00 p.m., New York time, or of next day available funds if the Shares are received thereafter. In certain circumstances and as set forth in Section 9.1(b), a failure by the Company to deliver such Shares may result in the payment of liquidated damages by the Company to the Purchaser. The Purchaser acknowledges that although the Shares acquired from the Company pursuant to a DWAC transfer do not bear a restrictive legend, they constitute "restricted securities" within the meaning of the Securities Act and the Purchaser agrees it will transfer the Shares through the facilities of The Depository Trust

Company only pursuant to the Registration Statement or Rule 144 and in compliance with the prospectus delivery requirements under the Securities Act.

                  (l) If during any Draw Down Pricing Period the Company reasonably believes an event may occur which would result in or may require the suspension of the effectiveness of the Registration Statement prior to the applicable Settlement Date, including, without limitation, entering into an extraordinary transaction in which the Company is not the surviving entity, the Company shall notify the Purchaser before 9:30 a.m. (New York time) on any Trading Day (a "Truncate Notice") and truncate the number of Trading Days in such Draw Down Pricing Period (a "Truncated Pricing Period"). If the Company delivers the Truncate Notice (i) before 9:30 a.m. (New York time) on a Trading Day, the last Trading Day of such Truncated Pricing Period shall be the Trading Day preceding the receipt of the Truncate Notice between, or (ii) between 9:30 a.m. and 4:00 p.m. (New York time) on a Trading Day, then the last Trading Day of such Truncated Pricing Period shall be the Trading Day on which the Truncate Notice was received by the Purchaser.

         Subject to the satisfaction of the conditions set forth in Section 5.2, the Purchaser will purchase the Truncated Draw Down Allocation Amount for each of the Trading Days in a Truncated Pricing Period, for an aggregate purchase price determined in accordance with Section 6.1(b) and Section 6.1(h).

                  (m) The Settlement Date for any Truncated Pricing Period shall be the second business day after the last Trading Day of the applicable Truncated Pricing Period.

         Section 6.2 Aggregate Limit. Notwithstanding anything to the contrary herein, in no event may the Company issue a Draw Down Notice to the extent that the sale of shares of Common Stock pursuant thereto and pursuant to all prior Draw Down Notices issued hereunder would cause the Company to sell or the Purchaser to purchase shares of Common Stock which in the aggregate are in a dollar amount in excess of the Aggregate Limit.

                                  ARTICLE VII

                                   TERMINATION

         Section 7.1 Term; Termination by Mutual Consent. The term of this Agreement shall expire on the earlier of (i) eighteen (18) months from the date the Registration Statement is declared effective by the Commission (the "Investment Period"), (ii) the date that the entire dollar amount of Shares registered under the Registration Statement have been issued and sold, (iii) the date the Purchaser shall have purchased $150,000,000 of Common Stock, or (iv) upon written mutual consent of the parties hereto.

         Section 7.2 Effect of Termination. If this Agreement is terminated, this Agreement shall become void and of no further force and effect, except as provided in Section 9.1 and Section 9.9 hereof. Nothing in this Section 7.2 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 General Indemnity.

                  (a) Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser, any broker-dealer named in the Registration Statement, as amended, (the "Broker-Dealer") and each person, if any, who controls the Purchaser or the Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable legal fees and expenses incurred in connection with such defense or investigation) to which the Purchaser, the Broker-Dealer and each such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement (including any Prospectus or Prospectus supplement which are a part of it), or any amendment or supplement to it, or (ii) the omission or alleged omission to state in the Registration Statement (including any Prospectus or Prospectus supplement which are a part of it), or any amendment or supplement to it, or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the Company will not be liable to the extent any loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission that was made in reliance upon, and in conformity with, written information furnished by the Purchaser or Broker-Dealer to the Company for inclusion in the Registration Statement, Prospectus, Prospectus supplement, any amendment or supplement to the Registration Statement or any Prospectus or Prospectus supplement, or any document incorporated by reference in the Registration Statement.

         The Company will reimburse the Purchaser, the Broker-Dealer and each such controlling person promptly upon demand for any reasonable legal or other costs or expenses reasonably incurred by the Purchaser, the Broker-Dealer or such controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding, except that the Company will not be liable to the extent any loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission that was made in reliance upon, and in conformity with, written information furnished by the Purchaser or Broker-Dealer to the Company for inclusion in the Registration Statement, Prospectus, Prospectus supplement, any amendment or supplement to the Registration Statement or any Prospectus or Prospectus supplement, or any document incorporated by reference in the Registration Statement.

                  (b) Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable legal fees and expenses incurred in connection with such defense or investigation) to which the Purchaser any of its directors or officers, and each such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement (including any Prospectus or Prospectus supplement which are a part of it), or any amendment or supplement to it, or (ii) the omission or alleged omission to state in the Registration Statement (including any Prospectus or Prospectus supplement which are a part of it), or any amendment or supplement to it, or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, Prospectus, Prospectus supplement, any amendment or supplement to the Registration Statement or any Prospectus or Prospectus supplement, or any document incorporated by reference in the Registration Statement.

         The Purchaser will reimburse the Company and each such director, officer or controlling person promptly upon demand for any reasonable legal or other costs or expenses reasonably incurred by the Company or the other person in investigating, defending against, or preparing to defend against any loss, claim, damage, liability or expense arising out of, or based upon, an untrue statement, alleged untrue statement, omission or alleged omission that was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, Prospectus, Prospectus supplement, any amendment or supplement to the Registration Statement or any Prospectus or Prospectus supplement, or any document incorporated by reference in the Registration Statement.

         Section 8.2 Indemnification Procedures. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 8.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and, to the extent the indemnifying party elects by written notice to the indemnified party, the indemnifying party shall be entitled to (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to the indemnified party. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnified party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in
Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought.

No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

         If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.1 as to which it is entitled to indemnification thereunder, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand, and by the indemnified party on the other, from the sale of Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of such Shares, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Fees and Expenses.

                  (a) Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall promptly pay legal fees incurred by the Purchaser up to $75,000 in connection with the preparation, negotiation, execution and delivery of this Agreement, any amendments, modifications or waivers of this Agreement and the review of the Registration Statement and the Prospectus, including any amendments and supplements thereto. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

                  (b) If the Company issues a Draw Down Notice and fails to deliver the Shares on the applicable Settlement Date, and such failure continues for ten (10) Trading Days, the Company shall pay the Purchaser in cash or restricted shares of Common Stock, (valued at the same price per share as the Shares to be purchased in connection with the applicable Draw Down), at the option of the Purchaser, as liquidated damages for such failure and not as a penalty, an amount equal to two percent (2%) of the Draw Down Amount required to be paid by the Purchaser on such Settlement Date for the initial thirty (30) days following such Settlement Date until the Shares have been delivered, and an additional two percent (2%) for each additional thirty (30) day period thereafter until the Shares have been delivered, which amount shall be prorated for such periods less than thirty (30) days.

                  (c) On each Settlement Date, the Company shall pay the Placement Agent a placement fee in the amount of eight-tenths percent (0.8%) of the corresponding Draw Down Amount.

         Section 9.2 Specific Enforcement, Consent to Jurisdiction.

                  (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either party may be entitled by law or equity.

                  (b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by Law.

         Section 9.3 Entire Agreement; Amendment. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

         Section 9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, or by facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

                           PacifiCare Health Systems, Inc.
                           3120 Lake Center Drive

                           Santa Ana, CA  92704
                           Telephone Number:  (714) 825-5086
                           Fax:  (714) 825-5041
                           Attention:  Joseph S. Konowiecki
                                       General Counsel

With copies to:            Cooley Godward LLP
                           4401 Eastgate Mall
                           San Diego, CA  92121
                           Telephone Number:  (858) 550-6064
                           Fax:  (858) 550-6420
                           Attention:  Barbara Borden, Esq.


If to the Purchaser:
                           Acqua Wellington North American Equities Fund, Ltd. c/o Fortis Fund Services (Bahamas) Ltd.
                           Montage Sterling Centre
                           East Bay Street, P.O. Box 55-6238
                           Nassau, Bahamas
                           Telephone Number:  (242) 394-2700
                           Fax:  (242) 394-9667
                           Attention:  Anthony L.M. Inder Rieden

With copies to:
                           Latham & Watkins
                           505 Montgomery Street
                           San Francisco, CA  94111
                           Telephone Number:  (415) 395-8131
                           Fax:  (415) 395-8095
                           Attention:  Kim Wilkinson, Esq.

         Either party hereto may from time to time change its address for notices by giving at least ten (10) days advance written notice of such changed address to the other party hereto.

         Section 9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter, except as set forth in the last sentence of Section 5.2. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

         Section 9.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 9.7 Successors and Assigns. The Purchaser may not assign this Agreement to any person without the prior consent of the Company, in the Company's sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

         Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

         Section 9.9 Survival. The representations and warranties of the Company and the Purchaser contained in Article III and the covenants contained in
Article IV shall survive the execution and delivery hereof and the Closing until the termination of this Agreement, and the agreements and covenants set forth in
Article VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

         Section 9.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

         Section 9.11 Publicity. Prior to the Closing, neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement without the prior written consent of the other party to such disclosure, except that if the Company is required by Law to issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to the Closing, the Company may do so and shall reasonably consult with the Purchaser in advance on the form and substance of such press release. After the Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, however, that prior to issuing any such press release, making any such public statement or announcement, the Company shall reasonably consult with the Purchaser on the form and substance of such press release or other disclosure. Concurrent with or upon filing of a Prospectus supplement, the Company may issue a press release disclosing solely the information contained in such Prospectus supplement without consulting with the Purchaser.

         Section 9.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         Section 9.13 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

                             PACIFICARE HEALTH SYSTEMS, INC.



                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------



                             ACQUA WELLINGTON NORTH AMERICAN
                             EQUITIES FUND, LTD.



                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                            CERTIFICATE OF SECRETARY
                       OF PACIFICARE HEALTH SYSTEMS, INC.

         Reference is made to the Common Stock Purchase Agreement, dated as of December 4, 2001 (the "Agreement"), by and between PacifiCare Health Systems, Inc. (the "Company") and Acqua Wellington North America Equities Fund, Ltd. (the "Purchaser"). All capitalized terms used in this certificate which are not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         I, Joseph S. Konowiecki, certify that I am the duly qualified and elected Executive Vice President and Secretary of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and DO HEREBY FURTHER CERTIFY that:

                  1. Attached hereto as Exhibit A is a true and complete copy of the Amended and Restated Certificate of Incorporation of the Company and each amendment thereto on file with the Delaware Secretary of State (the "Certificate of Incorporation"). The Certificate of Incorporation has not been amended or otherwise modified since the date of the Certificate of the Delaware Secretary of State attached thereto, and no steps have been taken by the directors or stockholders of the Company to effect or authorize any further amendment or other modification thereto.

                  2. Attached hereto as Exhibit B is a true and complete copy of the bylaws of the Company as are in full force and effect as of the date hereof, and as were in full force and effect on the dates of the resolutions referred to below. No steps have been taken by the directors or stockholders of the Company to effect or authorize any amendment, repeal or other modification to the bylaws of the Company.

                  3. Attached hereto as Exhibit C is a true and correct copy of all resolutions of the board of directors of the Company, or any committee thereof, pertaining to (a) the offering of the Common Stock to be sold by the Company pursuant to the Agreement, (b) the execution and delivery of the Agreement and any other documents, agreements, instruments or certificates to be executed and delivered by the Company pursuant to, or as contemplated by, the Agreement (collectively, the "Transaction Documents"), and (c) all transactions in connection with the foregoing. The resolutions have not been amended, modified or rescinded and remain in full force and effect on the date hereof.

                  4. Attached hereto as Exhibit D are the authentic signatures of Howard G. Phanstiel, Gregory W. Scott, Susan L. Berkel, Coy F. Baugh and Joseph S. Konowiecki, each of whom is duly authorized to execute and deliver and perform on behalf of the Company any Transaction Document to which the Company is or is to be a party and the other documents to be delivered under the Agreement. Further, on the date hereof, such individuals have been duly elected to, are duly qualified for and on the date hereof do hold, the offices set forth opposite their respective names on such Exhibit D.

                  5. The Agreement as executed and delivered on behalf of the Company has been approved by the Company.

         IN WITNESS WHEREOF, I have executed this Certificate as of December ___, 2001.

                                         ---------------------------------------
                                         Joseph S. Konowiecki
                                         Executive Vice President and Secretary

         I, Howard G. Phanstiel, President and Chief Executive Officer of PacifiCare Health Systems, Inc., do hereby certify that Joseph S. Konowiecki is the duly elected, qualified and acting Executive Vice President and Secretary of PacifiCare Health Systems, Inc. and that the signature above is his genuine signature.




                                           -------------------------------------
                                           Howard G. Phanstiel
                                           President and Chief Executive Officer

                               CLOSING CERTIFICATE

         Reference is made to the Common Stock Purchase Agreement, dated as of December __, 2001 (the "Agreement"), by and between PacifiCare Health Systems, Inc. (the "Company") and Acqua Wellington North America Equities Fund, Ltd. (the "Purchaser"). All capitalized terms used in this certificate which are not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         I, Gregory W. Scott, certify that I am the duly qualified and elected Executive Vice President and Chief Financial Officer of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and DO HEREBY FURTHER CERTIFY that:

                  1. Except as set forth on the attached Schedule, the representations and warranties of the Company set forth in Section 3.1 of the Agreement are true and correct in all material respects on and as of the date hereof as though expressly made on and as of the date hereof, except for the representations and warranties that speak as of a particular date.

                  2. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date and has complied in all material respects with all obligations and conditions contained in the Agreement.

         IN WITNESS WHEREOF, I have executed this Certificate as of December ___, 2001.

                                                  ------------------------------
                                                  Gregory W. Scott
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                EXHIBIT A TO THE
                         COMMON STOCK PURCHASE AGREEMENT

                             COMPLIANCE CERTIFICATE

         Reference is made to the Common Stock Purchase Agreement, dated as of December __, 2001 (the "Agreement"), by and between PacifiCare Health Systems, Inc. (the "Company") and Acqua Wellington North America Equities Fund, Ltd. (the "Purchaser"). All capitalized terms used in this certificate which are not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         I, Gregory W. Scott, in connection with the issuance of shares of Common Stock of the Company pursuant to the Draw Down Notice, dated ____________ ___, 200_ delivered by the Company to the Purchaser pursuant to Article VI of the Agreement, certify that I am the duly qualified and elected Executive Vice President and Chief Financial Officer of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and DO HEREBY FURTHER CERTIFY that:

         The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Draw Down Exercise Date and the Settlement Date related to the Draw Down Notice and has complied in all material respects with all obligations and conditions contained in Section
5.2 of the Agreement.

         IN WITNESS WHEREOF, I have executed this Certificate as of ________ ___, 200_.

                                                 -------------------------------
                                                 Gregory W. Scott
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                EXHIBIT B TO THE
                         COMMON STOCK PURCHASE AGREEMENT

                            FORM OF DRAW DOWN NOTICE

         Reference is made to the Common Stock Purchase Agreement dated as of[INSERT DATE], (the "Purchase Agreement") between PacifiCare Health Systems, Inc. (the "Company"), and Acqua Wellington North American Equities Fund, Ltd. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

         In accordance with and pursuant to Section 6.1 of the Purchase Agreement, the Company hereby issues this Draw Down Notice to exercise a Draw Down request for the Draw Down Amount indicated below.

         Draw Down Amount:
                          ------------------------------------------------------

         Draw Down Pricing Period start date:
                                             -----------------------------------

         Draw Down Pricing Period end date:
                                           -------------------------------------

         Settlement Date:
                         -------------------------------------------------------

         Threshold Price:
                         -------------------------------------------------------

         Minimum Threshold Price:           $11.00
                                 -----------------------------------------------

         Dollar Amount and/or Number of Shares
         of Common Stock Currently Unissued
         under the Registration Statement:
                                          --------------------------------------

         Dollar Amount of Common Stock
         Currently Available under the
         Aggregate Limit:
                         -------------------------------------------------------

Dated:
       -----------------------------


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            Address:
                                            Facsimile No.:
                                            Wire Instructions:
                                                              ------------------
                                            Contact Name:
                                                         -----------------------

                                    EXHIBIT C
                          [FORM OF INSTRUCTION LETTER]



[Date]

Mellon Investor Services LLC.
85 Challenger Road
Ridgefield, New Jersey  07660

Re:      PacifiCare Health Systems, Inc.
         Issuance of Common Stock to
         Acqua Wellington North American Equities Fund, Ltd.

Dear Sir/Madam:

In connection with the issuance of ____________ shares of Common Stock (the "Shares") of PacifiCare Health Systems, Inc. (the "Company") to Acqua Wellington North American Equities Fund, Ltd. ("Purchaser") pursuant to that certain Common Stock Purchase Agreement, dated as of December __, 2001, by and between the Company and Purchaser, you are hereby instructed, as transfer agent, to deliver the Shares to Acqua Wellington North American Equities Fund, Ltd. on ______________, 200_ via the Deposit Withdrawal Agent Commission System with no restrictive legends.

WE FURTHER INSTRUCT YOU TO MAINTAIN AN INTERNAL STOP TRANSFER RESTRICTION IN YOUR RECORDS FOR SUCH SHARES OF COMMON STOCK OF THE COMPANY HELD BY PURCHASER. Such Shares shall not be transferred by Purchaser and shall remain subject to such stop transfer restriction until such time as you have received a Certificate of Subsequent Sale, in the form attached hereto as EXHIBIT A, executed by Purchaser. Upon receipt of such Certificate of Subsequent Sale with respect to any sale of the Shares, you are hereby instructed, as transfer agent, to transfer such Shares. Notwithstanding your receipt of the executed Certificate of Subsequent Sale with respect to any such sale of Shares by Purchaser, in the event the Company notifies you in writing prior to settlement of the Shares that such transfer would violate applicable law, the stop transfer restriction with respect to such Shares shall remain in effect and you are hereby instructed, in such event, to not transfer such Shares until such time as you receive further instructions from the Company.

Please contact me with any questions, comments or concerns.

Very truly yours,


-----------------------------

                    EXHIBIT A TO FORM OF INSTRUCTION LETTER

                         CERTIFICATE OF SUBSEQUENT SALE

[Transfer Agent]



RE: Sale of Shares of Common Stock of PacifiCare Health Systems Inc. (the "Company") pursuant to the Company's Prospectus dated _______________ (the "Prospectus")


Dear Sir/Madam:

         The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the Selling Stockholders section of the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner): Acqua Wellington North American Equities Fund, Ltd.

Record Holder (e.g., if held in name of nominee):
                                                  ------------------------------

Number of Shares Sold:
                       ---------------------------------------------------------

Date of Sale:
              ------------------------------------------------------------------



                                        Very truly yours,

Dated:                                  By:
        --------------------------          ------------------------------------

                                        Print Name:
                                                    ----------------------------

                                        Title:
                                               ---------------------------------